Exhibit 10.16

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT (“Amendment”) is made effective as of August 1, 2008, by and between Sam-Cher Holdings, Inc. (“Lessor”) and Vision Direct Inc., successor to International Vision Direct, Inc. and International Vision Direct Corp. (“Lessee”) to the Standard Industrial Lease dated May 2, 2003 by and between the parties (the “Lease”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Lease.

WHEREAS, Lessee provided timely written notice to Lessor of its intent not to renew the Lease on the expiration of the current term on its current terms and conditions and the parties agreed at that time to amend certain of the terms and conditions of the Lease;

WHEREAS, the parties now desire to extend the term of the Lease and otherwise modify the Lease as set forth herein;

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1.	Section 3 of the Lease is hereby amended and restated in its entirety as follows:

“3. Term.

3.1. Term. The term of this Lease will be on a month-to-month basis, commencing on August 1, 2008.

3.2. Termination. The Lessee will each have the right to terminate the Lease on sixty (60) days’ written notice to the other party.”

2.	Section 4.1 of the Lease is hereby amended and restated in its entirety as follows:

“4.1 Base Rent. Lessee will pay Lessor, as Base Rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the First day of each month of the term hereof, monthly payments in advance of $9,240.00.”

3.	Section 9.4(a) is hereby amended to delete the phrases “Subject to paragraph 9.4(b),” and “during the last six months of”.

4.	Section 9.4(b) is hereby deleted in its entirety.

5.	Section 15 is hereby deleted in its entirety.

6.	Section 39 is hereby deleted in its entirety.

7.	Section 49 is hereby deleted in its entirety.

8.	Except as expressly modified herein, the terms and conditions of the Lease will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of this 9th day of May, 2008.

VISION DIRECT INC.	SAM-CHER HOLDINGS, INC.

By:	By:

Name:	Name:

Title:	Title: